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                                                                Exhibit 23.3

                            Huddleston & Co., Inc.

                      Petroleum and Geological Engineers

                            1111 FANNIN-SUITE 1700

                            HOUSTON, TEXAS  77002
                              _________________

                                (713) 658-0248

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEER
                  -----------------------------------------

Gentlemen:

        Huddleston & Co., Inc., hereby consents to the use of its name, use of its audit reports, and reference to it regarding its audit of the Benton Oil and Gas Company reserve reports, prepared by Benton Oil and Gas Company, dated March 8, 1995, included in Amendment No. 1 to the Form S-4 Registration Statement, or included therein by reference to the Form 10-K for the year ended December 31, 1994, of Benton Oil and Gas Company registering shares of its common stock for exchange to holders of partnership interests in Benton Oil & Gas Combination Partnership 1989-1, L.P., Benton Oil & Gas Combination Partnership 1990-1, L.P., and Benton Oil & Gas Combination Partnership 1991-1, L.P.

                                        HUDDLESTON & CO., INC.


                                        /s/ Peter D. Huddleston
                                        -------------------------------------
                                        Peter D. Huddleston, P.E.
                                        President

Date:  September 28, 1995